UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 May 25, 2016
Date of Report (Date of earliest event reported)

Gawk Incorporated
 (Exact name of registrant as specified in its charter)

Nevada	333-180611	33-1220317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

5300 Melrose Avenue Suite 42 Los Angeles, CA 90038
(Address of principal executive offices)

Registrant’s telephone number, including area code: 888-754-6190

N/A
(Former name of Company)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2016, Gawk Incorporated, a Nevada corporation (the “Company”) appointed Mr. Chris Hall to serve as its Chief Financial Officer.  There was no prior arrangement between Mr. Hall and any Company representative prior to his appointment and Mr. Hall is not expected to be further compensated for his services at this time. Mr. Hall is also a director of the Company. Mr. Hall’s biography follows:

Chris Hall is a noted VoIP Networking Leader. Chris has been designing, deploying and operating VOIP networks since 1998 and has been in telecommunications since his initial four year entry to the industry with AT&T (Pacific Telephone) beginning in 1978. He has been a serial entrepreneur for the last twenty years, starting up or advancing many telecom companies to the point where they could be sold to larger (often public) firms.

Global deregulation of telecoms and the development of VOIP technology combined to give Chris the opportunity to apply his USC undergraduate degree in International Relations and his UCLA M.B.A. in Finance to start building wholesale international simple resale (ISR) routes in 1998, he built and operated routes under FCC Section 214 license to every region of the world - a total of 15 countries, including: Costa Rica, Jamaica, Mexico, Vietnam, China, Thailand, Philippines, Japan, India, Bangladesh, Egypt, Ghana, Netherlands, the United Kingdom and most recently Panama, Uruguay and Argentina. In most cases, he visited each of these countries personally (more than once), and became familiar with the local business practices and import/export requirements.

Chris is a recognized VOIP industry leader, he has spoken at several trade shows and conferences such as Comptel, VON and Intelecard, and has been a member of several industry associations, including Comptel, the Pacific Telecommunications Council and the West Coast Carrier Forum. As President and CEO of Net D Consulting, Inc. he has been a leader in the application of advanced technology to the short duration call industry for over 10 years.

Mr. Hall is also the President of BioAdaptives, Inc. (BDPT), a research and development company focused on the nutraceutical industry.

Item 8.01. Other Events.

On May 26, 2016, the Company issued a press release in the form attached hereto as Exhibit 8.1 regarding Mr. Hall’s appointment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press Release
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAWK INCORPORATED

Date: June 1, 2016	By:	/s/ Scott Kettle
Scott Kettle, CEO